UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2009

GCI, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-5890	91-1820757
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01                 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of KPMG LLP

KPMG LLP (“KPMG”) was previously the principal accountants for GCI, Inc. (the “Company”) and its subsidiaries. On August 11, 2009 (the “Dismissal Date”), KPMG was dismissed as the Company’s independent registered public accounting firm based upon a decision of the Board of Directors of the Company.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2008 and 2007, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2008 and 2007, contained a separate paragraph stating that “As discussed in Note 1(ae) to the financial statements, the Company has elected to change its method of accounting for recording depreciation on their property and equipment placed in service in 2008.”

During the Company’s two most recent fiscal years and through the Dismissal Date, there were no disagreements (as defined in Item 304 of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement.

During the Company’s two most recent fiscal years and through the Dismissal Date, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) except that KPMG advised the Company that it did not maintain effective internal control over financial reporting because of the effect of material weaknesses on the achievement of the objectives of the control criteria, as follows:

1) As of December 31, 2008 the Company did not maintain effective internal control over financial reporting because of the effect of material weaknesses on the achievement of the objectives of the control criteria related to the following:

-
the entity-level control related to the selection and application of accounting policies in accordance with generally accepted accounting principles (“GAAP”) was not designed to include policies and procedures to periodically review accounting policies to ensure ongoing GAAP compliance; and

-
the internal control over financial reporting at Alaska DigiTel (a wholly-owned subsidiary) does not include activities adequate to i) timely identify changes in financial reporting risks, ii) monitor the continued effectiveness of controls, and iii) does not include staff with adequate technical expertise to ensure that policies and procedures necessary for reliable interim and annual financial statements are selected and applied.

2) As of December 31, 2007 the Company did not maintain effective internal control over financial reporting because of the effect of material weaknesses on the achievement of the objectives of the control criteria related to the following:

-	information technology program development and change controls over the unified billing system and related monitoring controls;
-	share-based payment arrangements;
-	entity-level control related to the selection and application of accounting policies; and
-	policies and procedures over recording depreciation expense during interim reporting periods.

The Company provided KPMG with a copy of this Report prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested KPMG to furnish the Company with a letter addressed to the SEC, stating whether or not it agrees with the statements made above and, if not, stating the respects in which they do not agree.  A copy of such letter, dated August 17, 2009, is filed as Exhibit 16.1 to this Report.

(b)  Engagement of Grant Thornton LLP

On August 11, 2009 (the “Engagement Date”), the Company's Board of Directors approved the appointment of Grant Thornton LLP (the “Current Accountants”) as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

During the Company’s two most recent fiscal years and through the Engagement Date, neither the Company nor anyone on its behalf consulted the Current Accountants regarding either (1) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.                      Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated August 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, INC.
(Registrant)

Date: August 17, 2009

	By	/s/ John M. Lowber
Name: John M. Lowber
Title: Secretary, Treasurer
and Director (Principal
Financial and Accounting
Officer)

EXHIBIT INDEX

Exhibit No.                      Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated August 17, 2009.